Exhibit 10.29

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

BioDrain Medical, Inc.

WARRANT AGREEMENT

          This Warrant Agreement is made and entered as of the 1st day of December, 2006 (the Agreement Date”) by and between BioDrain Medical, Inc., a Minnesota corporation (“Company”) and Wisconsin Rural Enterprise Fund, LLC (the “Warrantee”) in conjunction with the Stock Sale and Purchase Agreement dated December 1, 2006 between the Company and Warrantee.

1. Warrant Grant. The Company hereby grants to the Warrantee a warrant (the “Warrant”) to purchase 35,000 shares (“Warrant Shares”, with each being a “Warrant Share”) of its $0.01 par value common stock (“Share”), under the terms and conditions set forth below.

2. Nonstatutory Option. The Warrant is granted to purchase up to the number of shares of authorized but unissued common stock of the Company specified in Section 1 (the “Shares”). The Warrant will expire, and all rights to exercise it will terminate on the Expiration Date.

3. Exercise Price. The exercise price of each Warrant Share of the Company as of any exercise date is $1.00 per Share.

4. Period of Exercise. The Warrant will expire at 5:00 p.m. on December 31, 2011, or thirty (30) days following the fifth anniversary of the Agreement Date (“the Expiration Date”).

5. Vesting of Options. Warrantee will have the right to exercise the Warrant in whole or in part and at any time or from time to time following the Agreement Date.

6. Issuance of Shares. The Company agrees that the shares purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date or dates on which this Warrant is exercised and the payment made for such shares as aforesaid. Certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised.

7. Covenants of Company. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generability of the foregoing, the Company covenants and agrees that at all times during the period within which the rights represented by this Warrant may be exercised, the Company will have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

8. Transferability. The rights and obligations incident to this Warrant shall be binding upon and inure to the benefit of subsidiaries of the parties and their successors, but such rights and obligations shall otherwise not be subject to transfer or assignment.

8. Adjustment in Capitalization. If there is any change in the outstanding common stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of Warrant Shares subject to the Warrant will be appropriately adjusted by the Company, as directed by the Board of Directors of the Company whose determination is final and conclusive, except that fractional Shares will be rounded to the nearest whole Share. In any such case, the number and kind of

Shares that are subject to the Warrant and the Warrant exercise price per Share will be proportionately adjusted without any change in the aggregate Warrant price to be paid upon exercise of the Warrant.

9. Amendment, Modification and Termination of Agreement. The Agreement may not be amended, modified or terminated without the written consent of both parties.

10. Lock up Period. The Warrantee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an initial public offering of its securities. The Warrantee agrees, for the benefit of the Company, that should such an initial public offering be made and should the managing underwriter of such offering require, the Warrantee will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any Shares beneficially held by the Warrantee during the Lock Up Period; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any options, rights or warrants to purchase any Shares beneficially held by the Warrantee during the Lock Up Period; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any Shares. The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries are bound by the restrictions set forth herein. The term “Lock Up Period” means the lesser of (a) 180 days or (b) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Company’s common stock. The Lock Up Period will commence on the effective of the Registration Statement.

11. Securities Matters.

          (1) Registration. If the Company deems it necessary or desirable to register or qualify the Warrant or any Shares with respect to which the Warrant has been granted or exercised under the Securities Act of 1933, as amended, or any other applicable statute or regulation, the Warrantee will cooperate with the Company and take such action as is necessary to permit registration or qualification of the Warrant or the Shares. The foregoing notwithstanding, the Company has no obligation to register the Warrant or any Shares.

          (2) Investment Intent. Unless the Company has determined that the following representation is unnecessary, each person exercising any portion of the Warrant will be required, as a condition to the issuance of Shares pursuant to exercise of the Warrant, to make a representation in writing (a) that he or she is acquiring the Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of the Shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that the Shares may be transferred. The Company may also place a stop transfer order with its transfer agent with respect to the Shares and require that certificates representing the Shares contain legends reflecting the foregoing.

12. Miscellaneous.

          (1) Requirements of Law. The granting of the Warrant and the issuance of Shares are subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (2) Choice of Law and Venue. This Agreement is made under and must be governed by the laws of the State of Minnesota, and each of the parties hereto consents to venue any suit or action under or with regard to this Agreement in an appropriate court with jurisdiction in Hennepin County, Minnesota.

          (3) Notices. All notices, requests and other communications from either party to the other hereunder must be given in writing and will be deemed to have been duly given if personally delivered, or sent by first class, certified mail, return receipt requested, postage prepaid, to the party may at the address as provided below, or to such other address as such party may hereafter designate by written notice to the other party:

(a) If the Company, to the address of its then principal office; and

(b) If to the Warrantee, to the business address last shown in the records of the Company, which as of the date of this Agreement is as follows:

Wisconsin Rural Enterprise Fund, LLC
1400 So. River Street
Spooner, WI 54801

          (4) No obligation to Exercise. The granting of the Warrant imposes no obligation upon the holder thereof to exercise the Warrant.

          (5) Amendments; Final Agreement. This Agreement contains the complete and final understanding of the parties with respect to the subject matter hereof and supersedes all prior understanding and statements, written and oral. This Agreement may not be amended except in a written instrument signed by the party against whom enforcement is sought.

          (6) Headings. Headings and captions used in this Agreement are for convenience and do not affect the meaning hereof.

13. Share Issuance. The Company will not be under any obligation to issue any Shares upon the exercise of this Warrant unless and until the Company has determined that:

               (a) it and Warrantee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

               (b) any applicable listing requirement of any stock exchange on which such Shares are listed has been satisfied; and

               (c) all other applicable provisions of state and federal law have been satisfied.

14. Tax Effect. Warrantee acknowledges that the tax effect of the exercise of this Warrant and the sale of the underlying Shares is complicated, that Warrantee has consulted with its own professional advisor which respect to all tax matters relating to this Warrant and the exercise and sale of the Shares and has not relied on any assurances or representations of the Company as to such matters.

15. The Shares have not been registered and, therefore, they may not be sold, pledged, hypothecated, or otherwise transferred unless they are registered under the Securities Act of 1933, as amended, and applicable state securities laws or an exemption from such registration is available.

16. Stock Legend. A legend will be placed on any certificate evidencing the Shares in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE STATE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR APPLICABLE STATE SECURITIES LAWS AND/OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Warrant Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.

Wisconsin Rural Enterprise Fund, LLC	BIODRAIN MEDICAL, INC.,
a Minnesota corporation

By	By:

Kevin R. Davidson
Its	Its:	President & CEO